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C&S 401 (Rev. 4/94)                                                 EXHIBIT 4.6


     MICHIGAN DEPARTMENT OF COMMERCE - CORPORATION AND SECURITIES BUREAU
Date Received                                  (FOR BUREAU USE ONLY)






Name
        William E. Elwood, Esq.

Address
        500 Woodward Avenue, Suite 4000

City                    State                Zip Code
        Detroit                 MI                      48226


                                                        EFFECTIVE DATE:
   DOCUMENT WILL BE RETURNED TO THE NAME AND ADDRESS YOU ENTER ABOVE

     CERTIFICATE OF LIMITED PARTNERSHIP
  FOR USE BY DOMESTIC LIMITED PARTNERSHIPS                   L  -
(Please read information and instructions on the last page)

Pursuant to the provisions of Act 213, Public Acts of 1982, the undersigned person(s) execute the following Certificate:

SECTION 1

  The name of the limited partnership is:  MCN Michigan Limited Partnership


SECTION 2

  The general character of its business is: solely to issue its limited partnership interests and invest the proceeds thereof in debt securities of MCN Corporation.




SECTION 3

  a. The address of the office at which the limited partnership records are kept is:
      500 Griswold, Detroit, Michigan  48226

  b.  The name of the agent for service of process is:  Daniel L. Schiffer

  c. The address of the agent for service of process is: 500 Griswold, Detroit, Michigan 48226




SECTION 4

  The power of a limited partner to grant the right to become a limited partner to an assignee of any part of the partnership interest, and the terms and conditions of the power, are as follows:

        None specified
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SECTION 5

  a. Describe the times, or events when a GENERAL PARTNER may terminate membership in the limited partnership, and the terms and conditions of the termination.

      None specified


  b. Describe the times, or events when a LIMITED PARTNER may terminate membership in the limited partnership. Include the amount or method of determining any distribution the limited partner is entitled to receive upon termination of their membership.

      None specified



SECTION 6

  The right of the limited partner to receive distributions of property, including cash, from the limited partnership, other than indicated in 5(b), is:

      None specified



SECTION 7

  The right of the limited partner to receive, or a general partner to make to a limited partner, distributions of property, which include a return of all or any part of the limited partner's contribution, other than indicated in 5(b), is:

      None specified
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SECTION 8

  The times or events at which the limited partnership is to be dissolved and its affairs wound up are:

  None specified



SECTION 9

  The right of the remaining general partner(s) to continue the business upon the event of withdrawal of a general partner is:

  None specified



SECTION 10

  Enter any other matters the partners may desire to include. If additional space is required, attach Supplement O. Attached are ---- page(s) of Supplement O.




SECTION 11

  Complete one section for each partner (general and limited). General partners must be listed first followed by limited partners.

        Item 1 - The type of partner must be either general or limited. The Certificate must include a definition of the title classification for any partner identified as other than only general or limited.

        Item 2 - Partner names must appear in the last name, first name, middle initial sequence.

        Item 3 - Indicate the business or residence address of the partner.
        The address should include the street number and name, city, state, and ZIP code.

        ITEMS 4 & 5 - LIMITED PARTNERS ONLY - ONE OR BOTH MUST BE COMPLETED

        Items 4 - If applicable, indicate the amount of cash previously contributed. If contributions have been made in the form of property or services, indicate the agreed dollar value of the contribution in the "other $_________" space and complete Item 6.

        Item 5 - If applicable, indicate the amount of cash to be contributed in the future and complete Item 7. If there are future contributions in the form of property or services, indicate the agreed dollar value of the contribution in the "other $________" space and complete Items 6 and 7.

        Item 8 - This certificate must be signed and dated by all partners (general and limited) named in the certificate. A partner may sign by attorney in fact.
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SECTION 11

1. Type of Partner   /X/ General   2. Partner Name (Last, First, Middle Initial)
                    / /  Limited      MCN Corporation

3. Address (No. Street, City, State, ZIP Code)
   500 Griswold, Detroit, Michigan 48226

4. Contributions Previously Made           5.  Future Contributions to be Made
   (LIMITED PARTNERS ONLY)                     (LIMITED PARTNERS ONLY)

Cash $______     Other $_______             Cash $______     Other $_______

6. Description of Contributions Other than Cash: (Include all property or services contributed or to be contributed)


7. Times or Events Requiring Future Contributions: (Cash, Property or Services)


8. Signature                                               9. Date

   By:   /s/ William E. Elwood                                September 27, 1994
   Its:      Attorney-in-Fact

1. Type of Partner   / / General   2. Partner Name (Last, First, Middle Initial)
                    /X/  Limited      MCN Finance Corporation

3. Address (No. Street, City, State, ZIP Code)
   500 Griswold, Detroit, Michigan 48226

4. Contributions Previously Made           5.  Future Contributions to be Made
   (LIMITED PARTNERS ONLY)                     (LIMITED PARTNERS ONLY)

   Cash $1.00      Other $  N/A                Cash $  N/A   Other $  N/A

6. Description of Contributions Other than Cash: (Include all property or services contributed or to be contributed)


7. Times or Events Requiring Future Contributions: (Cash, Property or Services)


8. Signature                                           9. Date

   By: /s/ William E. Elwood                              September 27, 1994
   Its:    Attorney-in-Fact

1. Type of Partner   / / General   2. Partner Name (Last, First, Middle Initial)
                    / /  Limited

3. Address (No. Street, City, State, ZIP Code)


4. Contributions Previously Made           5.  Future Contributions to be Made
   (LIMITED PARTNERS ONLY)                     (LIMITED PARTNERS ONLY)

Cash $______     Other $_______             Cash $______     Other $_______

6. Description of Contributions Other than Cash: (Include all property or services contributed or to be contributed)


7. Times or Events Requiring Future Contributions: (Cash, Property or Services)


8. Signature                                                    9. Date

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SECTION 11 CONTINUED

1. Type of Partner   / / General   2. Partner Name (Last, First, Middle Initial)
                    / /  Limited

3. Address (No. Street, City, State, ZIP Code)


4. Contributions Previously Made           5.  Future Contributions to be Made
   (LIMITED PARTNERS ONLY)                     (LIMITED PARTNERS ONLY)

Cash $______     Other $_______             Cash $______     Other $_______

6. Description of Contributions Other than Cash: (Include all property or services contributed or to be contributed)


7. Times or Events Requiring Future Contributions: (Cash, Property or Services)


8. Signature                                                    9. Date




1. Type of Partner   / / General   2. Partner Name (Last, First, Middle Initial)
                    / /  Limited

3. Address (No. Street, City, State, ZIP Code)


4. Contributions Previously Made           5.  Future Contributions to be Made
   (LIMITED PARTNERS ONLY)                     (LIMITED PARTNERS ONLY)

Cash $______     Other $_______             Cash $______     Other $_______

6. Description of Contributions Other than Cash: (Include all property or services contributed or to be contributed)


7. Times or Events Requiring Future Contributions: (Cash, Property or Services)


8. Signature                                                    9. Date




1. Type of Partner   / / General   2. Partner Name (Last, First, Middle Initial)
                    / /  Limited

3. Address (No. Street, City, State, ZIP Code)


4. Contributions Previously Made           5.  Future Contributions to be Made
   (LIMITED PARTNERS ONLY)                     (LIMITED PARTNERS ONLY)

Cash $______     Other $_______             Cash $______     Other $_______

6. Description of Contributions Other than Cash: (Include all property or services contributed or to be contributed)


7. Times or Events Requiring Future Contributions: (Cash, Property or Services)


8. Signature                                                    9. Date
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C&S 401


      Name of person or organization             Preparer's name and business
          remitting fees:                          telephone number:

         Dickinson, Wright, Moon,                    Willaim E. Elwood, Esq.
           Van Dusen & Freeman                           (313) 223-3500

                         INFORMATION AND INSTRUCTIONS


 1. The certificate of limited partnership cannot be filed until this form is submitted.

 2. Submit one original of this document. Upon filing, the document will be added to the records of the Corporation and Securities Bureau. The original will be returned to the address appearing in the box on the front as evidence of filing. Since this document will be maintained on optical disk media, it is important that the filing be legible. Documents with poor black and white contrast, or otherwise illegible, will be rejected.

 3. This certificate is to be used for the purpose of forming a domestic limited partnership pursuant to Section 201 of the Act.

 4. If additional space is required for any section, continue the section on Supplement O. If a specific section of this certificate is not applicable, state "none".

 5. Section 1 - The limited partnership name must contain, without abbreviation, the words "limited partnership". The name may not contain the name of a limited partner (unless the name is also the name of a general partner or the business of the limited partnership had been carried on under that name before the admission of that limited partner). The name may not contain any word or phrase indicating or implying that it is organized for a purpose other than described in Section 2 of the certificate.

 6. Section 3(a) - The limited partnership must keep at the office as required by Sec. 105(a)(1) of the Act (1) a current list of the full name and last known business or residence address of each partner, specifying separately the general partners and limited partners in alphabetical order within each category, (2) a copy of the certificate of limited partnership and all certificates of amendment, restated certificates of limited partnership and certificates of assumed name together with executed copies of any powers of attorney, (3) copies of the limited partnership's federal, state, and local income tax returns and reports, if any, for the three most recent years, and (4) copies of any then effective written partnership agreements and financial statements for the three most recent years.

 7. Section 3(b) - The agent must be an individual resident of Michigan, a domestic corporation, or a foreign corporation authorized to do business in Michigan.

 8. Section 3(c) - The address of the agent must be a location; P.O. Box addresses are not acceptable.

 9. Section 5 - If a partner has no right to terminate membership in the limited partnership, indicate "none".

10. Section 10 - An effective date, no later than 90 days after the date the document is delivered to the Bureau, may be stated in this section.

11. NOTICE - "Units" and Limited Partnership Certificates - Although the Michigan Revised Uniform Limited Partnership Act (MRULPA), PA 213 of 1982, does not use the term "unit", documents are frequently submitted which refer to a "unit of interest", "unit of limited partnership", or a similar phrase. To form a limited partnership, two or more persons execute and file a Certificate of Limited Partnership. The certificate must include the name and address of each partner and specify if they are general partners or limited partners.

     The use of terminology other than general partner or limited partner in describing the interest of parties in the limited partnership is confusing. If the term "unit" is used in conjunction with "limited partnership interest", it may be a designation of units of a limited partnership interest and reflect the intention to create a master limited partnership. The names and addresses of the unit holders would not be required to be included in the Certificate of Limited Partnership unless the unit holder is also a limited partner. If the names and addresses of unit holders, other than limited partners, are included in the Certificate of Limited Partnership it will have a negative impact on the ability to freely trade the units as securities.

     However, if the term "units" is intended to be synonymous with "limited partner", "unit" should be defined in the Certificate of Limited Partnership since the MRULPA does not use the term "unit".


12. Section 11 - The document must be signed in ink by each partner. A partner may sign by an attorney in fact.

13.  FEES:  Filing fee (Make remittance payable
            to the State of Michigan) . . . . . . . . . . . . . . . . .$10.00

14.  Mail form and fee to:                       The office is located at:
            Michigan Department of Commerce            6546 Mercantile Way
            Corporation and Securities Bureau          Lansing, MI 48910
            Corporation Division                       Telephone: (517) 334-6302
            P.O. Box 30054
            Lansing, MI 48909-7554